SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2020

BANCORP 34, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Suite 100, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCTF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2020, Bancorp 34, Inc. (the “Company”) notified the NASDAQ Stock Market of its intent to file a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) on or about August 25, 2020 to effect the voluntary delisting of its common stock from NASDAQ. The Company expects the delisting will be effective on or about August 25, 2020. The Company also announced its intention to terminate the registration of its common stock under Section 12(b) of the Exchange Act and to suspend its periodic reporting obligations with the SEC. The Company has applied to have its shares quoted on the OTCQB Market following NASDAQ delisting.

A copy of the press release announcing the Company’s intention to delist and deregister its shares of common stock is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01     Other Events

The press release filed as Exhibit 99.1 also announces that the Company’s Board of Directors has adopted a stock repurchase program for up to $600,000 of the Company’s common stock.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number          Description

Exhibit 99.1	Press Release dated August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: August 14, 2020	By:	/s/ James T. Crotty
James T. Crotty
Co- President and Chief Executive Officer